Exhibit 21.1

Affordable Residential Communities Inc.

List of Subsidiaries (Direct and Indirect)

Affordable I, L.L.C.	ARC Property Management, L.L.C.
Affordable III, L.L.C.	ARC Quality Beach LLC
Affordable Residential Communities LP	ARC Real Estate Holdings, LLC
ARC Alafia LLC	ARC Real Estate Services, L.L.C.
ARC Autumn Woods LLC	ARC Real Estate, LLC
ARC Birchwood LLC	ARC Royal Crest LLC
ARC Brokerage, L.L.C.	ARC Shadowood LLC
ARC Brookside Village LP	ARC Silver Creek LLC
ARCAL LLC	ARC Silver Leaf LP
ARCALLP LLC	ARC SPEI I, L.L.C.
ARC Capital Trust I	ARC SPEI II, L.L.C.
ARC Cedar Knoll LLC	ARC Stone Mountain LLC
ARC Cedar Terrace LLC	ARC TRS, Inc.
ARC Communities I LLC	ARC14FLCV LLC
ARC Communities 10 LLC	ARC15FLOV LLC
ARC Communities 11 LLC	ARC18FLD LLC
ARC Communities 12 LLC	ARC18FLSH LLC
ARC Communities 13 LLC	ARC18FLWHO LLC
ARC Communities 14 LLC	ARC18TX LP
ARC Communities 15 LLC	ARC18TXGP LLC
ARC Communities 16 LLC	ARC19TX LP
ARC Communities 17 LLC	ARC19TXGP LLC
ARC Communities 18 LLC	ARC3NC, L.L.C.
ARC Communities 19 LLC	ARC4BFND, L.L.C.
ARC Communities 2 LLC	ARC4FL, L.L.C.
ARC Communities 3 LLC	ARC4MEZ, L.L.C.
ARC Communities 4 LLC	ARC4NY, L.L.C.
ARC Communities 5 LLC	ARC4TX, L.L.C.
ARC Communities 6 LLC	ARC4UT, L.L.C.
ARC Communities 7 LLC	ARCAL LLC
ARC Communities 8 LLC	ARCALLP LLC
ARC Communities 9 LLC	ARCCOGM LLC
ARC Dealership, Inc.	ARCFLCS LLC
ARC Encantada LLC	ARCGE LLC
ARC Five Seasons LLC	ARCHAR LLC
ARC Highland LP	ARCHC LLC
ARC Housing GP LLC	ARCHomesmart, L.L.C.
ARC Housing LLC	ARCHousing TX LP
ARC III, L.L.C.	ARCIV GV, Inc.
ARC Insurance Services, Inc.	ARCIV SPE, L.L.C.
ARC Insurance Services, L.L.C.	Arlington MHC Lakeside, LP
ARC Management LLC	ARCMEZ3, L.L.C.
ARC Management Services, Inc.	ARCMEZII, L.L.C.
ARC Marion LLC	ARCMOBV LLC
ARC Meadow Glen LP	ARCMS, Inc.
ARC MEZZ 1 LLC	ARCMV LLC
ARC MEZZ 2 LLC	ARCSBN LLC
ARC MEZZ 3 LLC	ARCTXTP LLC
ARC MEZZ 4 LLC	ARCVP LLC
ARC MEZZ 5 LLC	Colonial Gardens Water, Inc.
ARC MEZZ 6 LLC	Enspire Finance LLC
ARC MEZZ 7 LLC	Enspire Holdings LLC
ARC MEZZ 8 LLC	Enspire Insurance LLC
ARCMV LLC	Foremost Brokerage, L.L.C.
ARCMV, ARC LP	Salmaho Irrigation Co.
ARC Pine Ridge LLC	Windstar Aviation Corp.